Exhibit 99.1

My Size Enters Cooperation Agreement and Resolves Litigation with Custodian Ventures

●	My Size to Evaluate Acquisition Opportunities to Enhance Shareholder Value and Refocus on Commercialization of MySizeID
●	Custodian Ventures to Withdraw Its Nomination at the 2021 Annual Meeting

Airport City, Israel – November 4, 2021 – My Size, Inc. (“My Size” or the “Company”) (NASDAQ: MYSZ) (TASE: MYSZ), a leading developer and creator of smartphone measurement solutions, today announced that it has entered into a cooperation agreement (the “Agreement”) with Custodian Ventures LLC and its affiliates (collectively, “Custodian Ventures”). In addition, My Size announced that it is seeking to enhance shareholder value by evaluating acquisition opportunities while refocusing on the commercialization of MySizeID. Custodian Ventures has agreed to conclude its public campaign and withdraw its director candidates for election at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has agreed to withdraw the lawsuit it previously filed in the United States District Court for the Southern District of New York against Custodian Ventures and certain stockholders.

Ronen Luzon, Chief Executive Officer and Founder of My Size, commented:

“We are pleased to have resolved this matter and are committed to executing on our strategic plan, which includes evaluating acquisition opportunities to enhance value for stockholders. In recent months, we have also announced business partnerships with Wix eCommerce, Dockers (Turkey), GK Software and Threads, further growing our market share around the world. Additionally, we believe the appointment of a seasoned industry executive to our Board of Directors in August and the consolidation of our IP portfolio exclusively within the Company positions My Size for future growth.”

The complete Agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

Stockholders are not required to take any action at this time. The Board intends to schedule the 2021 Annual Meeting of Stockholders and will present its director candidates for election at the meeting in its proxy materials, which will be filed with the Securities and Exchange Commission in due course.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ, NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications, including the apparel, e-commerce, DIY, shipping, and parcel delivery industries. This proprietary measurement technology is driven by several algorithms that are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website. Follow us on Facebook, LinkedIn, Instagram, and Twitter.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Important Information

My Size intends to file with the SEC a proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders. Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting of Stockholders will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to My Size, Inc. at HaYarden 4, Airport City, Israel 7010000.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 29, 2021 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the foregoing reports, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Contacts

Or Kles, CFO

ir@mysizeid.com

Charlotte Kiaie, MKA

ckiaie@mkacomms.com

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